Exhibit 99.1

                                                           105 Carnegie Center
                                                           Princeton, NJ 08540

Contact:
         Barak Bar-Cohen, RCN Public Relations, 609-919-8144
         Jim Downing, RCN Investor Relations, 609-734-3718

         Restructuring Information:  WWW.RCNTOMORROW.COM

                RCN FORGES CONSENSUAL AGREEMENT WITH CREDITORS,
                    SIGNS NEW BANK DEAL WITH DEUTSCHE BANK

             COMPANY USES CHAPTER 11 TO FACILITATE RESTRUCTURING;
                PLANS TO EMERGE IN FOURTH QUARTER OF THIS YEAR

PRINCETON, N.J., MAY 27, 2004 - RCN Corporation (OTC Bulletin Board: RCNC) ("RCN" or the "Company") announced today that its senior secured lenders (the "Lenders") and members of an ad hoc committee of holders of its Senior Notes (the "Noteholders' Committee") have agreed to support a financial restructuring on the terms set forth below. In order to facilitate the restructuring, RCN Corporation, the parent holding company, and several non-operating subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the U.S. Bankruptcy Court for the Southern District Court of New York.

In connection with the proposed financial restructuring, RCN also announced today that it has entered into a commitment letter with Deutsche Bank Securities Inc. pursuant to which Deutsche Bank has committed to provide the Company with new financing upon the consummation of the plan of reorganization. The new financing will consist of (i) a $310 million first lien facility, including a $285 million term loan facility and a $25 million letter of credit facility, and (ii) a $150 million second lien facility. Each of the facilities will be guaranteed by all of RCN's wholly owned domestic subsidiaries and secured by substantially all the assets of RCN and its wholly owned domestic subsidiaries. Each of the facilities will contain prepayment provisions, covenants and events of default customary for facilities of this nature. Closing and funding for each of the facilities is subject to satisfaction of customary conditions precedent for facilities of this nature.

"We continue to believe that our strategy of selling bundled services over a broadband network will define the future of the industry," said Chairman and CEO David C. McCourt. "This has been proven true over the last several months as competitors continue to emulate our strategy. Today's filing is very positive news for RCN employees and customers. RCN can reduce its debt and emerge as a stronger, more efficient company, giving us a competitive advantage in the long run."

In the event that the financial restructuring is completed in accordance with the terms outlined below, RCN estimates that today's $1.66 billion of indebtedness to the senior secured lenders and noteholders could be reduced to approximately $480 million.

"This was a careful, proactive and deliberate process that achieved a consensus among all these stakeholders," said John Dubel, President and Chief Operating Officer who led the restructuring process. "Having worked on many telecom restructurings, I am very optimistic about RCN emerging quickly from Chapter 11 because its underlying business strategy remains sound." The Company said it planned to emerge from Chapter 11 in the fourth quarter of 2004.

In connection with the Chapter 11 filings, RCN has obtained waivers from its existing Lenders that waive any events of default caused by the Chapter 11 filings and amend the minimum cash requirements under its existing senior secured credit facility. RCN reiterated that today's Chapter 11 filing is not expected to result in any disruption of service to RCN's customers.

Summary of the terms of the financial restructuring:

         o On the effective date of a plan of reorganization or sooner, the existing senior secured credit facility will be repaid in full in cash, unless any existing lender elects to roll its outstandings into the new facility. All undrawn letters of credit will be either replaced on the effective date of a plan of reorganization or cash collateralized on terms agreed by the issuing bank.

         o On the effective date of a plan of reorganization, each holder of an allowed general unsecured claim will receive, in exchange for its total claim (including principal and interest in the case of a bond claim), its pro rata portion of 100% of the fully diluted new common stock of reorganized RCN, before giving effect to (i) any management incentive plan and (ii) the exercise of the equity warrants described below, if any.

         o Holders of RCN's existing preferred stock and common stock will receive, on a basis to be determined, equity warrants that are exercisable into two percent of reorganized RCN's common stock (before giving effect to any management incentive plan), with a two-year term beginning on the consummation of a plan of reorganization, and set at a strike price equivalent to an enterprise valuation of $1.66 billion. Holders of existing warrants and options will not be entitled to receive a distribution under the plan of reorganization on account of such interests.

         o On the effective date of a plan of reorganization, all obligations under the Commercial Term Loan and Credit Agreement, dated as of June 6, 2003, among the Company, the lenders party thereto and HSBC Bank USA, as agent (the "Evergreen Facility"), will either (i) remain outstanding on terms agreed upon between the Company and the lenders under the Evergreen Facility or as otherwise permitted by the Bankruptcy Code or (ii) be refinanced in whole or in part.

         o On the effective date of a plan of reorganization, the sole equity interests in reorganized RCN will consist of new common stock, the equity warrants described above and equity interests to be issued in any management incentive plan.

         o On the effective date of a plan of reorganization, there will be no debt, security or other material obligation of reorganized RCN other than indebtedness or securities described above and obligations arising in the ordinary course of reorganized RCN's business.

"Ultimately this agreement was achieved since all of us believe that RCN has a solid long-term business plan," said Russ Belinsky, Senior Managing Director of Chanin Capital Partners, financial advisors to the Noteholders' Committee. "We are eager to see a stronger RCN emerge with the right capital structure."

The agreement reached between RCN and its creditors covers the broad economic terms of the financial restructuring and not all material terms expected to be contained in a plan of reorganization. The agreement is not binding on RCN or the creditors with whom it was negotiated and not all RCN stakeholders are party to this agreement or participated in its negotiations. Therefore, there can be no assurance that the current agreement will result in a binding definitive agreement and fully consensual plan of reorganization, or if such plan of reorganization is reached, when or if such plan will be approved by all RCN stakeholders entitled to vote thereon. In addition, the implementation of a plan of reorganization is dependent upon a number of conditions typical in similar reorganizations, including court approval of the plan and related solicitation materials and approval by the requisite stakeholders of RCN. In addition, the financing to be provided by Deutsche Bank is subject to material conditions including confirmation of a plan of reorganization, no material adverse effect on the business, operations, financing or finances of RCN and its subsidiaries, no material change in market conditions or on the ability of Deutsche Bank to syndicate the new financing and the achievement of certain financial performance criteria. There can be no assurances that these conditions or the other conditions to the financing will be met. Additional terms and conditions of a plan of reorganization will be outlined in a Disclosure Statement which will be sent to creditors and security holders entitled to vote on the plan of reorganization after it is approved by the bankruptcy court.

RCN is represented by AlixPartners LLC, The Blackstone Group L.P., and Skadden, Arps, Slate, Meagher & Flom LLP.

For additional information about the restructuring process, please visit WWW.RCNTOMORROW.COM.

ABOUT RCN CORPORATION
RCN Corporation (OTC Bulletin Board: RCNC - News) is the nation's first and largest facilities-based competitive provider of bundled phone, cable and high speed internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN provides service in the Boston, New York, Eastern Pennsylvania, Chicago, San Francisco and Los Angeles metropolitan markets. RCN also holds a 50% LLC membership interest in Starpower, which serves the Washington, D.C. metropolitan area.

WHERE THE READER CAN FIND MORE INFORMATION
RCN, as a reporting company, is subject to the informational requirements of the Exchange Act and accordingly files its annual report on Form 10-K, which was filed on March 30, 2004, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. Materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, RCN's public filings are maintained on the SEC's Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, RCN's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practical after RCN has electronically filed such material with, or furnished it to, the SEC. Since September 30, 2003, all reports pursuant to the Exchange Act that RCN has filed with, or furnished to, the SEC have been timely posted on our website. The address of that website is www.rcn.com/investor/secfilings.php.

RCN FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN's Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

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